SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Material Under Rule 14a-12


                                  DYNACARE INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)    Title of each class of securities to which transaction applies:

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(2)    Aggregate number of securities to which transaction applies:

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(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)    Proposed maximum aggregate value of transaction:

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(5)    Total fee paid:

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[ ]    Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:

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(2)    Form, Schedule or Registration Statement No.:

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(3)    Filing Party:

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(4)    Date Filed:

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
The following form of a letter to clients has been / will be distributed to Dynacare's clients:



Dear Valued Client:

As you are aware, Dynacare recently entered into a definitive agreement with Laboratory Corporation of America (R) Holdings in which LabCorp will acquire all outstanding shares of Dynacare. We would like to take this opportunity to communicate directly with you, our valued client, about the proposed acquisition and pending transition.

The acquisition is subject to normal approvals by both the United States and Canadian regulatory authorities. This review process should take between 60 and 90 days. During this time, Dynacare will continue to operate as an independent public company providing you with the same high level of quality testing and customer service as expected. Our local account managers, operation managers and sales staff will work closely with you to address any questions you may have about your account or the transition process.

Dynacare's top priority has always been its clients. Our unwavering commitment to meet and exceed our clients' expectations led to our success in becoming the third largest provider of clinical laboratory services in North America. With this acquisition, our clients should expect the best of both worlds - Dynacare's strengths will be combined with those of LabCorp to form an even stronger organization with a greatly expanded test menu, managed care participation and geographic reach.

We realize there may be speculation from others in the industry about what this acquisition will mean to our clients - which is why we ask that you contact us immediately with any questions so we can provide you with accurate and timely information. Please contact your account manager or feel free to call me at 000-000-0000.

We appreciate your continued loyalty and will remain focused on providing you with the highest service levels possible.


Sincerely,

(Name)

General Manager
Dynacare Laboratories
(City, State)

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Security holders of Dynacare Inc. are urged to read the proxy statement regarding the proposed Plan of Arrangement when it is finalized and distributed to security holders because it will contain important information for making an informed decision. The definitive proxy statement will be filed with the U.S. Securities and Exchange Commission (the "SEC') by Dynacare, and security holders may obtain a free copy of such proxy statement when it becomes available, and other documents filed with the SEC by Dynacare, at the SEC's website at www.sec.gov. The definitive proxy statement, when it becomes available, and other documents filed by Dynacare, may also be obtained free of charge by directing a request to Dynacare Inc., 14900 Landmark Boulevard, Suite 200, Dallas, Texas 75254, attention: Zbig S. Biskup, Executive Vice President and Chief Financial Officer and Secretary.

Dynacare and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Dynacare in favor of the transaction. The directors and executive officers of Dynacare and their beneficial ownership of Dynacare common stock as of April 15, 2002 are set forth in the proxy statement for the 2002 annual meeting filed by Dynacare on April 30, 2002. Security holders of Dynacare may obtain additional information regarding the interests of such participants by reading the definitive proxy statement when it becomes available.























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